As filed with the Securities and Exchange Commission on March 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Silence Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Hammersmith Grove London, United Kingdom	W6 7AP
(Address of Principal Executive Offices)	(Zip code)

Silence Therapeutics plc 2023 Equity Incentive Plan with Non-Employee Sub-Plan and CSOP Sub-Plan

(Full titles of the plans)

Silence Therapeutics Inc.

221 River Street, 9th Floor

Hoboken, New Jersey 07030

(Name and address of agent for service)

908-938-4221

(Telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Courtney T. Thorne Eric Blanchard Cooley LLP 55 Hudson Yards New York, New York 10001 +1 212 479 6000	Claire A. Keast-Butler Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ United Kingdom +44 (0) 20 7583 4055

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, Silence Therapeutics plc (the “Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 2,834,037 additional ordinary shares, nominal value £0.05 per share (the “Ordinary Shares”), of the Registrant under the Silence Therapeutics plc 2023 Equity Incentive Plan with Non-Employee Sub-Plan and CSOP Sub-Plan (the “2023 Plan”), pursuant to the provisions of the 2023 Plan providing for an automatic increase in the number of Ordinary Shares reserved and available for issuance under the 2023 Plan on January 1, 2026. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents, which have been filed with the Commission by the Registrant are hereby incorporated by reference into this Registration Statement:

(a) The Registrant’s Registration Statements on Form S-8, filed with the Commission on September  9, 2020 (File No. 333-248682), August  1, 2023 (File No. 333-273576) and February  27, 2025 (File No. 333-285375).

(b) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 5, 2026.

(c) the descriptions of the Registrant’s American Depositary Shares and Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A filed on September 2, 2020 (File No. 001-39487) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 27, 2025.

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8	Exhibits.

Exhibit Number	Description of Exhibit	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Articles of Association of Silence Therapeutics plc	10-Q	001-39487	3.1	8/7/2025

4.2	Deposit Agreement, by and among the registrant and The Bank of New York Mellon and the Owners and Holders of American Depositary Shares, dated September 4, 2020	F-1	333-254021	4.1	3/9/2021

4.3	Form of American Depositary Receipt (included in Exhibit 4.2)	F-1	333-254021	4.2	3/9/2021

5.1	Opinion of Cooley (UK) LLP					X

23.1	Consent of PricewaterhouseCoopers LLP, the registrant’s independent registered public accounting firm					X

23.2	Consent of Cooley (UK) LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on signature page to this registration statement)					X

99.1	Silence Therapeutics plc 2023 Equity Incentive Plan with Non-Employee Sub-Plan and CSOP Sub-Plan	20-F	001-39487	4.10	3/13/2024

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 5th day of March, 2026.

SILENCE THERAPEUTICS PLC

By:	/s/ Iain Ross
Iain Ross
Interim Principal Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Iain Ross and Rhonda Hellums, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Iain Ross Iain Ross	Interim Principal Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 5, 2026

/s/ Rhonda Hellums Rhonda Hellums	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	March 5, 2026

/s/ Dave Lemus Dave Lemus	Director	March 5, 2026

/s/ Tim McInerney Tim McInerney	Director	March 5, 2026

/s/ James Ede-Golightly James Ede-Golightly	Director	March 5, 2026

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Silence Therapeutics Inc., has signed this registration statement or amendment thereto on March 5, 2026.

SILENCE THERAPEUTICS INC.

By:	/s/ Rhonda Hellums
Name: Rhonda Hellums
Title: Authorized Signatory